UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California

(Address of principal executive offices) (zip code)

(424) 253-9991

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

The Company has received questions regarding the Company’s operations. The Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q.1. Can the Company provide an update on revenues for the year?

A.1. The Company has generated approximately $2,900,000 in revenue since January 30, 2017. However, this number is a non-GAAP number and represents the actual cash received by the Company from its operations. The Company is currently working with its auditors on its 10-K. Once the Company has completed the audits we will provide monthly updates on our revenue.

Q.2. Is the Company looking to take on additional convertible debt?

A.2. The Company would only take additional convertible debt under the circumstances where it was at least $1,000,000 and we could expect to drive 5-10 times top line revenue growth per dollar received within 18 months. Additionally, there would be a holding period of 6 months and ideally would only be convertible in trances once every 6 months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: April 28, 2017	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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